EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Crown Holdings, Inc. (the “Company”) on Form 10-Q / A for the period ending June 30, 2004 (the “Report”), each of the undersigned officers certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
          and

(2)      the information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

Date: November 17, 2004	/s/ John W. Conway
John W. Conway
Chairman of the Board,
President and Chief Executive Officer

Date: November 17, 2004	/s/ Alan W. Rutherford
Alan W. Rutherford
Vice Chairman of the Board,
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to this Quarterly Report on Form 10-Q / A and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.